Exhibit 10.6

                                      NOTE


$25,000,000.00                                                 November 15, 1999

         GT INTERACTIVE SOFTWARE CORP., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay twenty-five million dollars ($25,000,000) plus interest as provided below to the order of CALIFORNIA U.S. HOLDINGS, INC., a California corporation (the "Lender"), at the office of the Lender, at 5300 Stevens Creek Boulevard, Suite 500, San Jose, California 95129,
Attention: Chief Operating Officer, on the earliest (the "Maturity Date") of (a) March 31, 2000, (b) the "Closing Date" as defined in the Securities Purchase Agreement, dated as of November 15, 1999 (the "Purchase Agreement") among the Lender, Infogrames Entertainment S.A. and GT Interactive Software Corp. or (c) the date (the "Acceleration Date") on which the maturity date for payment of this promissory note (this "Note") is otherwise accelerated pursuant to the terms hereof.

         If the Maturity Date is (a) either March 31, 2000 or the Acceleration Date, the Borrower shall pay the outstanding principal amount of, and the accrued interest on, this Note in immediately available funds to an account designated by the Lender or (b) the Closing Date, the Borrower shall pay the outstanding principal amount of, and the accrued interest on, this Note by delivery to the Lender or its designee of a Convertible Subordinated Note, substantially in the form of Exhibit B to the Purchase Agreement.

         At the election of the Borrower, the principal amount of this Note shall bear interest at the per annum rate of (a) the Base Rate (as defined herein) plus two and one-half percent (2.5%) or (b) the LIBOR Rate (as defined herein) plus four percent (4.0%). The Borrower shall select, by written notice to the Lender, the rate of interest applicable to this Note on the date hereof and thereafter (i) no later than two Business Days before the last day of an Interest Period (as defined herein), if this Note shall bear interest at the LIBOR Rate plus four percent (4.0%) or (ii) at any time if this Note shall bear interest at the Base Rate plus two and one-half percent (2.5%). If the Borrower does not specify an interest rate as provided in this paragraph, this Note shall bear interest at the Base Rate plus two and one-half percent (2.5%).

         "Base Rate"  means,  at any time,  the higher of (a) the Prime Rate and
(b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their domestic or international commercial banking business, as applicable and (b) with respect to all notices and determinations in connection with the LIBOR Rate any day (i) that is a Business Day described in clause (a) and that is also a day for trading by and between banks in deposits in U.S. dollars in the London interbank market and (ii) on

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

which banks are open for the conduct of their domestic and international banking business in the place where the Lender shall have its chief executive office.

         "Dollars" shall mean the lawful currency of the United States of America.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the First Union National Bank and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the First Union National Bank. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Lender, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "Guaranty Agreement" means the Amended and Restated Unconditional Subsidiary Guaranty Agreement, dated as of November 15, 1999, by certain subsidiaries of the Borrower in favor of First Union National Bank, as Administrative Agent and the Lender.

         "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $25,000,000 for a period equal to the applicable Interest Period which appears on the Dow Jones Markets screen 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)). If, for any reason, such rate does not appear on Dow Jones Markets screen 3750, then "LIBOR" shall be determined by First Union National Bank to be the arithmetic average (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to First Union National Bank (or its correspondent) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount of $25,000,000. Each calculation by the First Union National Bank of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the First Union National Bank pursuant to the following formula:

              LIBOR Rate =                       LIBOR
                                 ----------------------------------
                                 1.00-Eurodollar Reserve Percentage

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

         "Loan Documents" means this Note and each Security Document.

         "Pledge  Agreement"  means  the  Second  Amended  and  Restated  Pledge
Agreement, dated as of November 15, 1999, by the Borrower and certain subsidiaries of the Borrower in favor of First Union National Bank, as Administrative Agent, and the Lender.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union National Bank as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union National Bank as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Security Agreement" means the Second Amended and Restated Security Agreement, dated as of November 15, 1999, by the Borrower, and certain subsidiaries of the Borrower in favor of First Union National Bank, as Administrative Agent, and the Lender.

         "Security Documents" means each of the Security Agreement, the Pledge Agreement and the Guaranty Agreement.

         Each "Interest Period" shall (a) be one month; (b) commence on the date designated in the notice from the Borrower to the Lender, which shall be (i) the date hereof in the case of an election to have this Note bear interest at the LIBOR Rate plus four percent (4.0%) from the date hereof; (ii) except as provided in preceding clause (i), the date no earlier than two Business Days after the date on which notice is given to the Lender; and (iii), in the case of immediately successive Interest Periods, on the date on which the next preceding Interest Period expires; (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such interest Period shall expire on the next preceding Business Day; (d) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and (e) no Interest Period shall extend beyond the Maturity Date.

         Upon the occurrence and during the  continuance of an Event of Default,
(i) the Borrower shall no longer have the option to request that this Note bear interest at the LIBOR Rate plus four percent (4.0%), (ii) if this Note shall at such time, as a result of an election by the Borrower prior to that time, bear interest at the LIBOR Rate plus four percent (4.0%), this Note shall bear interest at the LIBOR Rate plus six percent (6.0%) until the end of the applicable Interest Period and thereafter at a rate equal to the Base Rate plus four and one-half percent (4.5%), and (iii) if this Note shall at such time, as a result of an election by the Borrower (or the failure by the Borrower to make an election) prior to that time, bear interest at the Base Rate plus two and one-

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

half percent (2.5%), this Note shall bear interest at the Base Rate plus four and one-half percent (4.5%). Interest shall continue to accrue on this Note after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         Interest on this Note shall be payable in arrears on the Maturity Date and shall be computed on the basis of (a) a 365/366-day year and assessed for the actual number of days elapsed for the periods during which this Note bears interest at the Base Rate plus two and one-half percent (2.5%) or four and one-half percent (4.5%) (as applicable) and (b) a 360-day year and assessed for the actual number of days elapsed for the periods during which this Note bears interest at the LIBOR Rate plus four percent (4.0%) or six percent (6.0%) (as applicable).

         In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Note charged or collected exceed the highest rate permissible under any applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that amounts that the Lender has charged or received that are deemed to be interest hereunder exceed the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and the Lender shall at the Lender's option (i) promptly refund to the Borrower any amounts that are deemed to be interest and received by the Lender in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of this Note. It is the intent hereof that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, any amounts that are deemed to be interest in excess of that which may be paid by the Borrower under applicable law.

         Any and all payments by the Borrower under this Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) income and franchise taxes imposed by the jurisdiction under the laws of which the Lender is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of the Lender, income and franchise taxes imposed by the jurisdiction of such Lender's chief executive office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Note, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) the Lender receives an amount equal to the amount it would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Lender evidence of such payment to the relevant taxing authority or other authority.

         In addition to the payments made under the preceding paragraph, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made

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

hereunder or from the execution, delivery or registration of, or otherwise with respect to the Loan Documents or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this paragraph and the two preceding paragraphs and this paragraph) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.

         Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Lender, at its address below, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Lender.

         The Lender shall deliver to (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. The Lender further agrees to deliver to the Borrower a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that the Lender is entitled to receive payments under this Note without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and the Lender notifies the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in the immediately preceding five paragraphs shall survive the payment in full of this Note.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental authority or otherwise: (a) default in payment of principal, interest or other amount under this Note when and as due (whether at maturity, by reason of acceleration or otherwise); and
(b) an "Event of Default" shall have occurred and be continuing under the Credit Agreement dated as of September 11, 1998 (as amended by amendments thereto dated as of April 18, 1999,

June 29, 1999 and November 15, 1999, the "Credit Agreement") between the Borrower, the lenders referred therein, NationsBanc Montgomery Securities, LLC, as syndication agent, Fleet Bank, N.A., as documentation agent, and First Union National Bank, as administrative agent.

         Subject to the terms of the Security Documents, upon the occurrence of an Event of Default, the Lender may, by notice to the Borrower, declare the principal of and interest on this Note at the time outstanding, and all other amounts owed to the Lender under this Note or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Note or the other Loan Documents to the contrary notwithstanding, and provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k) of the Credit Agreement all principal of and interest on this Note at the time outstanding, and all other amounts owed to the Lender under this Note or any of the other Loan Documents, shall automatically become due and payable.

         Subject to the terms of the Security Documents, the enumeration of the rights and remedies of the Lender set forth in this Note is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Lender or its agents or employees shall be effective to change, modify or discharge any provision of this Note or any of the other Loan Documents or to constitute a waiver of any Event of Default.

         All notices and communications hereunder shall be in writing, shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a the Borrower or the Lender, as the case may be,
(a) on the date of delivery if delivered by hand or overnight courier or sent by telecopy and received before the close of business on a business day at the place received ("Local Business Day"), (b) on the next Local Business Day if delivered by hand or overnight courier or sent by telecopy and received after the close of business on a Local Business Day or on a day that is not a Local Business Day at the place received and (c) on the seventh Local Business Day following the date sent by certified mail, return receipt requested.

         Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing in the manner set forth in the immediately preceding paragraph.

     If to the Borrower:  GT Interactive Software Corp.
                          417 Fifth Avenue, 8th Floor
                          New York, New York 10016
                          Attention: Chairman and Chief Executive Officer Telephone No.: (212) 726-6500
                          Telecopy No.:  (212) 726-6590

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

     With copies to:      Kramer Levin Naftalis & Frankel LLP
                          919 Third Avenue
                          New York, New York 10022-3903
                          Attention: David P. Levin, Esq.
                          Telephone No.: (212) 715-9217
                          Telecopy No.:  (212) 715-8000

     If to the Lender:    California U.S. Holdings, Inc.
                          5300 Stevens Creek Boulevard, Suite 500
                          San Jose, California 95129
                          Attention: Chief Operating Officer
                          Telephone No.: (408) 289-1200
                          Telecopy No.:  (408) 246-0898

    With Copies to:       Infogrames Entertainment S.A.
                          84, rue du 1er Mars 1943
                          Villeurbanne, 69100
                          France
                          Attention: Thomas Schmider
                          Telephone No.:(011 33) 472 655116
                          Telecopy No.: (011 33) 472 655000

                          And

                          Attention: Frederic Garnier
                          Telephone No.: (011 33) 472 655059
                          Telecopy No.:  (011 33) 472 655000

                          And

                          Pillsbury Madison & Sutro LLP
                          235 Montgomery Street
                          San Francisco, California 94104
                          Attention: Nathaniel M. Cartmell
                                     Ronald E. Bornstein
                          Telephone:(415) 983-1000
                          Telecopy: (415) 983-1200

         The Borrower will (a) pay all reasonable out-of-pocket expenses of the Lender in connection with (i) the preparation, execution and delivery of this Note and each of the other Loan Documents, whenever the same shall be executed and delivered, including without limitation all reasonable fees and disbursements of counsel for the Lender and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Lender relating

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to this Note or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Lender, (b) pay all reasonable out-of-pocket expenses of the Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Lender under
the  Loan  Documents,   including   consulting  with  appraisers,   accountants,
engineers, attorneys and other persons concerning the nature, scope or value of any right or remedy of the Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such persons, and
(c) defend, indemnify and hold harmless the Lender, and their respective parents, subsidiaries, affiliates, employees, officers and directors, from and against any losses, penalties, fines, liabilities, judgments, settlements, damages, costs and expenses, suffered by any such person in connection with any claim, investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Note or any other Loan Document, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         Subject to the terms of the Security Documents, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lender and any assignee or participant of a Lender are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the obligations hereunder and under the other Loan Documents irrespective of whether or not (a) the Lender shall have made any demand under this Note or any of the other Loan Documents or
(b) the Lender shall have declared any or all of the obligations hereunder and under the other Loan Documents to be due and payable and although such obligations shall be contingent or unmatured.

         This Note and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

         To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the obligations hereunder or under the other Loan Documents or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

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

         The Borrower may not assign any of its rights or obligations under this Note or the Loan Documents. The Lender may, with the consent of the Borrower (so long as no Event of Default or event, which with the passing of time or giving of notice, or both, would be an Event of Default has occurred and is continuing), which consent shall not be unreasonably withheld (provided, that no such consent shall be required in connection with an assignment to an affiliate of a Lender), assign all or a portion of its interests, rights and obligations under this Note.

         Any provision of this Note or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         This Note is entitled to the benefits of, and is secured and the exercise of rights and remedies hereunder is limited, to the extent set forth therein, by the Security Documents.


                                            GT INTERACTIVE SOFTWARE CORP.


                                           By: /s/ John T. Baker IV
                                              ---------------------------------
                                           Name: John T. Baker IV
                                           Title: President and Chief Operating
                                                  Officer